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                                 COAST ENERGY GROUP
                           STOCK APPRECIATION RIGHTS PLAN

          This Stock Appreciation Rights Plan (this "PLAN") dated March 23, 1999, amends and restates the Coast Energy Group, Inc. Stock Appreciation Plan dated May 14, 1996, and is hereby adopted by Coast Energy Group (the "Company"), a division of Cornerstone Propane, L.P. This amended and restated Plan applies both to SARs granted under the original Plan and those granted under this amended and restated Plan.

          The Company desires to provide a long-term cash incentive program for certain of its key employees to remain in the service of the Company.

          Accordingly, the Company has adopted this Plan, as follows:

     1.   DEFINITIONS.  The following definitions apply to this Plan:

          ACCELERATION EVENT - any of the following:

               (a) the sale by the Company to the general public of shares of Common Stock, or limited partnership interests representing an equity interest in the Company's business, pursuant to a registration statement filed and declared effective under the Securities Act of 1933, as amended, in which the Company or the issuer of limited partnership interests receives net proceeds of at least $50 million (a "PUBLIC OFFERING").

               (b) a Sale, other than a Sale in which a majority of the Senior Officers of the Company immediately prior to the consummation thereof receive and accept, immediately after the consummation thereof, equity interests in the surviving or acquiring Person, whether such equity interests are represented by stock, partnership interests, limited liability company interests or other equity interests, or by options or other rights to acquire any of the foregoing, and whether or not such interests are subject to vesting or any similar restriction or limitation. The surviving or acquiring Person in a Sale which does not constitute an Acceleration Event is herein called a "CONTINUING BUYER." Following a Sale which does not constitute an Acceleration Event, all references herein to "Company" shall instead refer to the Continuing Buyer. "SENIOR OFFICERS" means the Chief Executive Officer, President and any Executive Vice President.

               (c) any termination by the Company of the Holder's Employment, other than (i) for Cause or (ii) as part of a reduction in force approved by the Board of Directors or (iii) on account of the Holder's death or disability.

               (d) any termination by the Holder of his or her Employment within 60 days after any significant reduction made by the Company in the Holder's

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     responsibilities or authority, other than in connection with a reduction in force approved by the Board of Directors, without the Holder's consent.

          APPRECIATION AMOUNT - the excess, if any, of the SAR Unit Valuation over the per unit Base SAR Value for Vested SARs at the time of the Triggering Event.

          BASE COMPANY VALUE - $6,000,000, which is the product of 5,000,000 shares of Outstanding Common Stock Equivalents on the date of this Plan (other than outstanding SARs) times a per-share value of $1.20.

          BASE SAR VALUE - The value of the Initial SAR Grant Price if issued after June 30, 1998, and zero if issued before such date.

          BOARD OF DIRECTORS - the Board of Directors of the Company or any properly constituted committee thereof.

          CAUSE - the occurrence of any of the following events:
(a) substantial failure to satisfactorily perform the material responsibilities of the Holder's position; (b) conviction of a felony (other than a misdemeanor or traffic-related offense) punishable by imprisonment; (c) continuing intoxication or other physical impairment by means of alcohol, drugs or otherwise during working hours; (d) theft or misappropriation of property or funds of the Company; or (e) material acts of dishonesty, gross carelessness or gross misconduct in the performance of the Holder's duties.

          COMPANY - see the introduction hereto.

          DATE OF AWARD - the date stated in the Notice of Award.

          EMPLOYMENT - employment on a substantially full-time basis by the Company or any Subsidiary of the Company.

          GAAP - generally accepted accounting principles.

          HOLDER - an individual to whom an SAR was awarded pursuant to this Plan.

          INITIAL SAR GRANT PRICE - the SAR Unit Valuation as of the end of the Company's fiscal year in which the Date of Award falls, but based upon that year's (rather than the trailing three years' average) consolidated earnings before interest, taxes, depreciation and amortization determined in accordance with GAAP. For example, if the Date of Award is December 31, 1999 the Initial SAR Grant Price would be based on the year ended June 30, 2000.

          NOTICE OF AWARD - a notice in the form of Attachment 1 hereto, duly completed and signed on behalf of the Company.

          OUTSTANDING COMMON STOCK EQUIVALENTS - for purposes of this Plan, the Outstanding Common Stock Equivalents will be deemed to be 5,000,000 shares, plus the number of Outstanding SARs awarded under the Plan.

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          OUTSTANDING SARS - all SARs issued under this Plan prior to the date of determination, less all SARs to which any Triggering Event occurring prior to the date of determination applied.

          PERSON - an individual or a corporation, partnership, limited liability company, trust or any other entity of any kind.

          SALE - (a) the consummation of any merger, combination, consolidation or similar business transaction involving the Company in which the holders of a majority of the Outstanding Common Stock immediately prior to consummation of such transaction (or their affiliates) do not have a majority equity interest, individually or collectively, directly or indirectly ("CONTROL"), in the surviving person in such transaction immediately after consummation of such transaction; (b) the consummation of any sale or transfer of all or substantially all of the Company's assets to an acquiring person in which the holders of a majority of the Outstanding Common Stock immediately prior to such sale or transfer (or their affiliates) do not have Control of the acquiring person, individually or collectively, immediately after such sale or transfer;
(c) the consummation of any sale (other than in connection with a Public Offering) of a majority of the Outstanding Common Stock immediately prior to such sale to an acquiring person in which the holders of a majority of the Outstanding Common Stock immediately prior to such sale (or their affiliates) do not have Control of the acquiring person, individually or collectively, immediately after such sale.

          SAR - a unit of contingent cash consideration granted pursuant to this Plan which entitles the holder thereof to receive, upon certain events in accordance with the terms of this Plan, the Appreciation Amount as provided in this Plan.

          SAR UNIT VALUATION - the result of dividing

               (i) the sum of (a) 3 times the Company's average consolidated earnings before interest, taxes, depreciation and amortization, all as determined in accordance with GAAP, for the three most recent fiscal years completed before the Trigger Date in question, MINUS (b) the aggregate principal amount, determined in accordance with GAAP, of the consolidated liabilities of Cornerstone Propane, L.P. at the end of the most recent fiscal year for borrowed money, capitalized leases and the financing of the acquisition of property or services over an original term of 1 year or more, which borrowed money, capitalized leases and financing relates primarily to the Company, MINUS (c) the aggregate amount theretofore paid by the Company pursuant to this Plan by

               (ii) the Outstanding Common Stock Equivalents.

          SUBSIDIARY - a Person which is a subsidiary under GAAP.

     TRIGGERING EVENT - the first of the following to occur:

               (a) a Public Offering, which will apply to all Outstanding SARs as of the consummation thereof,

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               (b)  the Holder's Employment ends for any reason, and
     whether or not it constitutes an Acceleration Event, which will apply to all Outstanding SARs then held by the Holder,

               (c) if the Board of Directors elects, in its sole discretion, to treat it as a Triggering Event, the consummation of a Sale of the Company, which will apply to all Outstanding SARs at the time of such consummation. In the event the Board of Directors elects to treat the consummation of a Sale as a Triggering Event, it shall also constitute an Acceleration Event.

     VESTED SARS - the applicable percentage stated below of all SARs theretofore awarded to a Holder:


                                                                  APPLICABLE
   VESTING SCHEDULE                                               PERCENTAGE

   Prior to 1st anniversary of Date of Award                      0%

   On or after 1st anniversary, but prior to 2nd                  0%
   anniversary, of Date of Award

   On or after 2nd anniversary, but prior to 3rd                  0%
   anniversary, of Date of Award

   On or after 3rd anniversary, but prior to 4th                  33.3%
   anniversary, of Date of Award

   On or after 4th anniversary, but prior to 5th                  66.6%
   anniversary, of Date of Award

   On or after 5th anniversary of Date of Award                   100%


provided, however, that if an Acceleration Event has occurred before the Triggering Event, or if the Triggering Event is an Acceleration Event, the applicable percentage will be 100%.

          2. AUTHORIZED SARS; GRANT. Up to 5,000,000 SARs may be awarded, at the sole discretion of the Board of Directors, under this Plan. The award of SARs will be evidenced solely by the delivery of a Notice of Award. The CFO of Cornerstone shall keep a record of all SARs awarded. No Person will have any rights or claims under or relating to this Plan or any SAR unless and until a Notice of Award has been delivered.

          3. OCCURRENCE OF A TRIGGERING EVENT. Within 30 days after a Triggering Event, the Company shall give notice thereof to the Holder(s) of SARs to which the Triggering Event applies (the "TRIGGERING NOTICE"). Within 90 days after the Triggering Notice, the Company will pay the Holder(s) of SARs to which the Triggering Event applies, for each Vested SAR, the Appreciation Amount. The payment shall be made in the form of cash.

          4.   GRANTING OF AWARDS

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Awards for employee will be recommended annually to the BOD.  Recommendation will be presented to the BOD of each year to be approved by August 31 of each year.

          5.   REDEMPTION OF AWARDS/TERMINATING EMPLOYEES

Vested awards can be redeemed at the option of the Holder annually in accordance with this Section 5. Holders will be provided with an annual SAR Unit Valuation within 60 days after the end of the fiscal year. Vested awards can be redeemed each year only in blocks of at least 100 units and only by giving written notice of exercise within 90 days after the end of such fiscal year.

Terminating employees will receive a distribution of the Appreciation Amount for vested SAR awards 60 days after their date of termination.

          6.   TAXES; STATUS OF HOLDERS; UNFUNDED AND UNSECURED.

          (a) Any taxes payable in connection with the SARs shall be the responsibility of the Holders. All payments to the Holders of SARs shall be subject to the withholding and payment of applicable payroll, withholding and other taxes.

          (b) The Holders shall not have any interest in any fund or specific assets of the Company by reason of this Plan. Nothing contained herein shall require the Company to segregate any monies from its general funds, to create any trusts or to make any special deposits in connection with any of its obligations hereunder. No Holder will have any rights of a shareholder on account of any SARs held by him or her.

          (c) All amounts payable to Holders under this Plan shall be paid from the general funds of the Company, and no Holder shall be more than an unsecured general creditor of the Company with no special or prior right to any assets of the Company for payment of any obligations hereunder. Nothing contained in this Agreement shall be deemed to create a trust of any kind for the benefit of any Holder, or create any fiduciary relationship between the Company and any Holder.

          7. TRANSFERS, ETC. SARs shall not be transferable by the Holders except by will or by the laws of descent and distribution. During the lifetime of the Holders, SARs granted hereunder shall be exercisable only by the Holders.

          8. HEIRS, ETC. This Plan shall be binding on the Holders and his heirs and personal representatives, and on the Company and its successors and assigns.

          9. COUNTERPARTS. This Plan may be executed in two or more counterparts, any one of which shall be deemed an original without reference to the others.

          10. EMPLOYMENT. This Plan is not, and shall not be construed as, an employment agreement for the benefit of the Holders. The granting of SARs hereunder shall not affect the Holder's status as an "at will" employee of the Company or a Subsidiary thereof.

          11. NOTICES. Notices given hereunder shall be in writing and delivered either in person or by registered mail, return receipt requested, and shall be deemed given on the third

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day after being personally delivered or mailed, as the case may be.  Notices shall be given to the parties at the addresses set forth below their respective signatures.

          12. BOARD OF DIRECTORS. The Board of Directors shall have the right to determine all questions relating to the interpretation and enforcement of this Agreement, and its determination will be final and binding on all Holders. This Plan is subject to amendment and termination at any time at the sole discretion of the Board of Directors, provided that no amendment or termination of the Plan will materially adversely affect the rights of any Holder of an Outstanding SAR at the time of such amendment or termination.

          13. GOVERNING LAW. This Plan shall be a contract made under, governed by and construed under, the laws of the state of Delaware, without regard to its conflict of laws rules.

          14. ARBITRATION. Any dispute arising under or relating to this Plan which is not determined by the Board of Directors shall be determined exclusively by arbitration before a single arbitrator in Los Angeles, California. If the parties to the dispute cannot agree on the arbitrator within 15 days of demand for arbitration, he or she will be selected by the President of the Los Angeles chapter of the American Arbitration Association. Each party to the dispute will bear his, her or its own expenses, including without limitation the fees and expenses of its, his or her own counsel. The fees and expenses of the arbitrator will be borne equally by all parties to the dispute.

          15. MISCELLANEOUS. The section headings contained in this Plan are for reference purposes only and shall not affect in any way the meaning or interpretation of this Plan. This Plan embodies the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein. Neither the Plan nor any SAR may be modified orally, but only by a writing subscribed by the party charged therewith. There are no restrictions, promises, representations, warranties, covenants or undertakings, other than those expressly set forth or referred to herein. This Plan supersedes all prior agreements and understandings (whether oral or written) between the parties with respect to such subject matter. Wherever possible, each provision of this Plan shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Plan shall be prohibited by or declared invalid under applicable law, such provision shall be void and of no effect and the remaining provisions of this Plan shall remain in full force and effect.

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                                                                 ATTACHMENT 1
                                  NOTICE OF AWARD
                                       UNDER
                                 COAST ENERGY GROUP
                           STOCK APPRECIATION RIGHTS PLAN

     This Notice of Award confirms the award of the number of SARs stated below to the person, and on the date, stated below, under the Stock Appreciation Rights Plan (the "PLAN") dated March 23, 1999 (and possibly to be amended and from time to time hereafter in accordance with its terms), which amends and replaces the Coast Energy Group Stock Appreciation Rights Plan dated May 14, 1996 of Coast Energy Group, a Delaware corporation (the "COMPANY").

     This Notice of Award, and the SARs awarded hereby, are subject to all the terms and conditions of the Plan, as it is in effect from time to time. Possession of this Notice of Award does not evidence any title to or interest in SARs. During the lifetime of the Awardee, all SARs can be exercised only by the Awardee.

     By his or her acceptance hereof, the Holder hereby acknowledges the receipt of the Plan as currently in effect and that the SARs granted hereunder have no independent value and are governed in full by the Plan.

     1.  Name of Awardee:

     2.  Number of SARs Awarded:

     3.  Date of Award:                      [DATE]

     4.  Initial SAR Grant Price as of:      [DATE]

     IN WITNESS WHEREOF, the Company has executed this Notice of Award, effective on the Date of Award stated above.

COAST ENERGY GROUP




By                                    By
   -----------------------------         -----------------------------
     Keith G. Baxter                       Vincent J. Di Cosimo
     Chief Executive Officer               Chief Operating Officer


Awardee acknowledges receipt and acceptance of the amended and restated Plan dated March 23, 1999.

                                         -------------------------------
                                             Name